                                                                   EXHIBIT 99.C1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated December 4, 1997, accompanying the financial statements of the Fidelity Defined Trusts Series 5 (Laddered Government Series 5, Short Treasury Portfolio, Laddered Government Series 6, Short/Intermediate Treasury Portfolio and Laddered Government Series 7, Intermediate Treasury Portfolio) included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the prospectus which is a part of this registration statement.

DELOITTE & TOUCHE LLP

December 4, 1997
New York, New York